EXHIBIT 10.29

LICENSE AGREEMENT

This License Agreement (“Agreement”), dated May 26, 1993, between ARCH Development Corporation, an Illinois not-for-profit corporation (“ARCH”) and GenVec, Inc., a Delaware corporation (“Licensee”).

Purpose and Intent

A.           ARCH (hereinafter referred to as “Licensor”) hold rights to the Licensed Patents defined below and Licensee desires to obtain exclusive rights to such Licensed Patents for commercialization in a certain field.

B.           On even date herewith, DFCI, ARCH and Licensee have entered into a separate License Agreement regarding certain other patent rights owned jointly by the Dana-Farber Cancer Institute (“DFCI”) and ARCH.

Therefore, the parties agree as follows:

Agreement

1.           Definitions.  The following capitalized terms used in this Agreement shall mean:

A.           “Affiliate” means as to any person or entity, the possession of the power to direct or cause the direction of the management and the policies of an entity whether through ownership directly or indirectly of fifty percent (50%) or more of the stock entitled to vote, and for non-stock organizations, the right to receive fifty percent (50%) or more of the profits by contract or otherwise, or in countries where control of fifty percent (50%) or more of such rights is not permitted in the country where such entity exists, the maximum permitted in such country.

B.           “Effective Date” means the date set forth on page 1, line 1, of this Agreement.

C.           “Field” means all Gene Therapy applications.

D.           “Gene Therapy” means the introduction of nucleic acid into a person with the purpose of modifying the functions or behaviors of cells of the human body, either by ex vivo introduction of nucleic acid into cells, which cells are later introduced into such person’s body, or by in vivo introduction of nucleic acid into the person’s body, to be incorporated into cells of such person (nucleic acid being any composition of matter that includes two or more covalently joined nucleotides and/or variants thereof, including, without limitation, variants of the phosphate, ribose sugar and/or heterocyclic base portions thereof, provided that such nucleotides and variants comprise a substantial component of such composition of matter).

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

E.           “Joint Agreement” shall mean that certain License Agreement entered by DFCI, ARCH and Licensee effective of even date herewith.

F.           “Licensed Patents” means the United States patent applications listed on Schedule A, attached hereto; United States patents issued from the applications listed on Schedule A and from divisionals and continuations of these applications and any reissues, renewals, substitutions, or extensions of such United States patents or patent applications; claims of continuation-in-part applications and patents directed to subject matter specifically described in the patent applications listed on Schedule A; and claims of all foreign patent applications, patents, and other intellectual property which are directed to subject matter specifically described in the United States patent applications listed on Schedule A.  Licensed Patents shall not include any applications and any patents issuing from applications filed in countries (i) that Licensee elected not to file in pursuant to Paragraph 4.A. and (ii) where Licensee’s rights are terminated under Paragraph 4.D.

G.           “Licensed Product” means any product within the scope of any Valid Claim, or a product made by a process, method or technique within the scope of any Valid Claim, or a product, the method of use of which is within the scope of any Valid Claim.

H.           “Net Sales” means:

(1)           the gross amounts received by Licensee and its Affiliates and Sublicensees for Licensed Products, less the following amounts directly chargeable to such Licensed Products:  (a) customary trade, quantity or cash discounts and rebates, actually allowed and taken; (b) amounts repaid or credited to customers on account of rejections; (c) freight and other transportation costs, including insurance charges, and duties, tariffs, sales and excise taxes and other governmental charges based directly on sales, turnover or delivery of such Licensed Products and actually paid or allowed by Licensee and its Affiliates or any Sublicensee; and (d) amounts allowed or credited due to returns or uncollectible amounts.  If Licensee or a Sublicensee or the Affiliates of either of them do not sell Licensed Products but use Licensed Products as part of selling a service or other means of deriving commercial benefit from a Licensed Product, the parties agree to negotiate in good faith to determine a method of calculating a running royalty equivalent to the running royalty set out in this Agreement on Net Sales.  Net Sales shall be calculated on sales to independent third parties and not on sales between Licensee and its Affiliates or Sublicenses unless such a purchaser is the end-user of the Licensed Product.  For Licensed Products consumed by Licensee, its Affiliates or any Sublicensee, the price used to calculate Net Sales shall be equal to the average of the sales price of the same or substantially similar Licensed Products, whichever is relevant, sold to its three largest customers during the same time period.

(2)           with respect to any Licensed Product sold in combination with one or more active therapeutic ingredient(s), or devices) for the administration of the Licensed Product, in each case, which are not Licensed Products, Net Sales for such combination products shall be calculated by multiplying the Net Sales calculated pursuant to Paragraph H(1) above by the fraction A/(A + B), where A is the gross selling price of the Licensed Product sold separately and B is the gross selling price of the other product(s) or active therapeutic ingredient(s) or agent(s) sold separately.  In the event that no such separate sales are made by Licensee, Net Sales for royalty determination shall be as reasonably allocated by Licensee and ARCH, as agreed by the parties, between such Licensed Product and such other product(s), ingredient(s) and/or agent(s) based upon their relative importance and proprietary protection.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

I.           “Royalties” means all amounts payable under Paragraph 3. B. of this Agreement.

J.           “Sublicensee” means any person, company or other entity granted a sublicense by Licensee under Paragraph 2. B. below, including Affiliates of the Sublicensee.

K.           “Sublicense” means the license agreement entered into by Licensee with a Sublicensee under Paragraph 2. B. below.

L.           “Territory” means worldwide.

M.           “University” means the University of Chicago.

N.           “Valid Claim” means an issued claim of any unexpired patent or a claim of any pending patent application within the Licensed Patents which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, in a ruling that is unappealable or unappealed within the time allowed for appeal which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding.  Notwithstanding the foregoing, a claim of a pending patent application shall cease to be a Valid Claim if no patent has issued on such claim on or prior to the seventh anniversary of the date of filing of the corresponding parent patent application, provided that such claim shall once again become a Valid Claim on the issue date of a patent that subsequently issues and contains such claim.

2.           GRANT OF LICENSE AND RESERVATION OF RESEARCH RIGHTS

A.           Grant.  Licensor hereby grants to Licensee and its Affiliates an exclusive, worldwide license under the Licensed Patents to make, have made, use, import, have imported, offer to sell and sell Licensed Products within the Field and within the Territory.

B.           Sublicense.

(1)           Licensee shall have the exclusive right to grant sublicenses to third parties to the rights granted Licensee under Paragraph 2.A on terms not in conflict with the terms of this Agreement.  ARCH shall be informed by written notice of the identity of any prospective Sublicensee and shall have the right to approve of said Sublicensee, which approval shall not be unreasonably withheld.  If ARCH does not object in writing within forty-five (45) days of said written notice, approval shall be presumed conclusively to have been given.  Notwithstanding the foregoing GenVec may grant a sublicense to any of the top 100 pharmaceutical and/or biopharmaceutical companies as reported by Scrip, without the prior approval of ARCH.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(2)           GenVec agrees that any sublicenses granted by it or its Sublicensees shall provide that the obligations to ARCH contained in this Agreement to the extent applicable shall be binding upon the Sublicensee.  GenVec further agrees to provide a copy of this Agreement (which may be redacted to remove financial and other competitive information) to each Sublicensee.

(3)           GenVec agrees to forward to ARCH a copy of any and all fully executed sublicense agreements with financial terms redacted, and further agrees to forward to ARCH annually a copy of such reports received by GenVec from its Sublicensee during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

(4)           All sublicenses shall provide that the Sublicensee may not grant further sublicenses to third parties, without the written consent of ARCH, which consent shall not be unreasonably withheld; provided, that Sublicensees may grant further sublicenses without the prior consent of ARCH (i) to their Affiliates, and (ii) in connection with the development and/or commercialization of Licensed Products.

(5)           GenVec hereby agrees that every sublicensing agreement to which it is a party and which relates to the rights, privileges and license granted hereunder shall contain a statement setting forth the date upon which GenVec’s exclusive rights, privileges and license hereunder shall terminate.

C.           Reservation of Rights.  ARCH reserves for itself and for the University the non-transferable right to practice at the University the inventions claimed in the Licensed Patents to make, have made, and use Licensed Products within the Field for all educational and non-commercial research purposes it may choose, in its own discretion, and without any payment therefore.  The inventions claimed in the Licensed Patents were made with the use of funds from the United States government and the Howard Hughes Medical Institute (“HHMI”).  Therefore, to the extent required by United States law, there is reserved from the rights granted hereunder the worldwide, non-exclusive right of the United States government to use and to practice or have practiced the inventions claimed in the Licensed Patents.  ARCH and/or the University, has granted, or will grant, HEM a paid-up, non-exclusive, irrevocable license to use the Licensed Products for its non-commercial purposes, but with no right to sublicense.

D.           U.S. Laws.  The inventions claimed in the Licensed Patents were developed with the use of United States government funds.  Therefore, any right granted in this Agreement greater than that permitted under Public Law 96-517 or Public Law 98-620 shall be subject to modification as may be required to conform to the provisions of those laws.

E.           Supercession.  This Agreement supersedes the Agreement effective May 26, 1993 by and between ARCH and Licensee, which is hereby terminated and of no further force or effect.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

3.           Royalties and Other Payments

A.           License Payment.

(1)           Subject to reduction pursuant to subsection 3.A (2) below, Licensee agrees to make the following payments to ARCH within forty-five (45) days after the occurrence of each of the following events:

(1)           $* at the time of the filing in the United States by Licensee or any Sublicensee of an IND for the first Licensed Product (such payment referred to as an “IND Fee”); and

(2)           $* at the time of filing in the United States by Licensee or any Sublicensee of an NDA on a Licensed Product (such payment referred to as an “NDA Fee”).

Each payment pursuant to this Paragraph 3.A.(1) may be credited against any Royalties due under Paragraph 3.B. on the sale of the Licensed Product with respect to which such payment is made (or if the development of a particular Licensed Product is terminated, a successor Licensed Product thereto) in amounts not to exceed * of the Royalties otherwise due each calendar quarter.  Any such amount not credited against Royalties in any quarter may be carried forward until the credit is fully applied.  It is understood and agreed that any amounts paid under Section 3.A(1) of the Joint Agreement shall be fully creditable against any amounts due to ARCH pursuant to this Section 3.A(1).

(2)           If in Licensee’s judgment, based on reasonable legal or commercial considerations, it is desirable for Licensee or any Affiliate or Sublicensee to enter into a licensing agreement (each, a “Third Party Licensing Agreement”) pursuant to which Licensee or the applicable Affiliate or Sublicensee must also pay to the third party licensor an IND Fee and/or an NDA Fee in connection with a Licensed Product, then, at such time as an IND Fee or NDA Fee shall become payable, Licensee shall allocate the IND Fee or NDA Fee (as the case may be) payable under this Agreement equally among ARCH and any third party licensors (up to a maximum of two additional third party licensors).

B.           Royalties.

(1)           Subject to reduction pursuant to subsection 3.B(2), and subject to subsections 3.B(3), (4) and (5) below, Licensee shall pay a royalty to ARCH during the term of this Agreement equal to * of Net Sales by Licensee or any Affiliate or Sublicensee of Licensed Products within the scope of a Valid Claim in the country of manufacture or sale.

(2)           In the event that Licensee enters into a license agreement with any third party with respect to intellectual property rights which are necessary or useful for Licensee’s practice of the Licensed Patents or the manufacture, use, import and/or sale of any Licensed Product, Licensee may offset any payments made in accordance with such license agreements against any amounts owed Licensor pursuant to Paragraph 3B herein, on a country-by-country basis, up to a maximum of * of the amounts due under Paragraph 3B.  Any such amounts which are not offset in any quarter may be carried forward until applied.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(3)           No Royalties shall be due on Licensed Products distributed for use at cost or less in research and/or development, in clinical trials or as promotional samples.

(4)           No more than one Royalty payment shall be due with respect to a sale of a particular Licensed Product.  No multiple Royalties shall be payable because any Licensed Product, or its manufacture, sale or use is covered by more than one Valid Claim.  It is understood and agreed that Licensee’s total Royalty obligation under this Agreement and the Joint Agreement shall not exceed a cumulative total of * of Net Sales (as defined in such Agreements), and that any Royalties paid under the Joint Agreement shall be fully creditable against any royalties due to ARCH under this Agreement.

(5)           Royalties due under this Paragraph 3.B shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the last-to-expire issued Valid Claim covering such Licensed Product in such country, or if no such patent has issued in a country, until there are no remaining pending Valid Claims covering such Licensed Product in such country.

C.           Appointment of Agent.  Licensor hereby represents to Licensee that pursuant to a patent management agreement between ARCH and DFCI dated as of December 1, 1990 (the “Management Agreement”), DFCI appointed ARCH as the agent of DFCI to collect and account for all Royalties and other amounts paid to Licensor pursuant to licensing agreement(s) for the Licensed Patents.  Therefore, Licensor hereby directs Licensee, and Licensee hereby agrees, that all payments to be made by Licensee to Licensor under this Agreement and the Joint Agreement shall be paid to ARCH on behalf of the Licensor (and/or DFCI) at ARCH’s principal place of business, or at such other place and in such other way as ARCH may designate, without deduction of exchange, collection or other charges.  ARCH agrees to notify Licensee in writing within thirty (30) days of the termination of the Management Agreement if such termination occurs during the term of this Agreement.

D.           Calculation of Royalties.  Royalties shall be payable in U.S. currency within * days after the end of each calendar quarter for the term specified in Paragraph 9. A. below, beginning with the calendar quarter in which the first commercial sale of a Licensed Product occurs.  Each payment shall be accompanied by a statement showing Net Sales for each country in the Territory and calculation of the Royalties due.  All such statements shall be deemed to be Confidential Information of Licensee.  There shall be deducted from all such payments taxes required to be withheld by any governmental authority and Licensee shall provide copies of receipts for such taxes to ARCH along with each royalty payment.  Any necessary conversion of currency into United States dollars shall be at the applicable rate of exchange for buying U.S. dollars of Citibank, N.A., in New York, New York, on the last day of the calendar quarter in which such transaction occurred.  If at any time legal restrictions prevent the prompt remittance of any Royalties owed on Net Sales in any jurisdiction, Licensee may notify Licensor and make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of Licensor, and Licensee shall have no further obligations under this Agreement with respect thereto.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

E.           Records.  Licensee shall keep, and shall cause its Affiliates and Sublicensees of either, to keep, full and accurate books and records in sufficient detail so that sums due Licensor hereunder can be properly calculated.  Such books and records shall be maintained for at least three (3) years after the Royalty reporting period(s) to which they relate.  During the term hereof and for three (3) calendar years thereafter, Licensee shall permit, and shall cause its Affiliates to permit, and use reasonable efforts to have its Sublicensees permit certified independent accountants designated by ARCH, to whom Licensee has no reasonable objection, to examine its books and records solely for the purpose of verifying the accuracy of the written statements submitted by Licensee and sums paid or payable.  ARCH may conduct such examination no more than once in any calendar year and conduct no more than one audit of any period.  After completion of any such examination, ARCH shall promptly notify Licensee in writing of any proposed modification to Licensee’s statement of sums due and payable.  If Licensee accepts such modification, or if the parties agree on other modifications, one party shall promptly pay or credit the other in accordance with such resolution.  Such examination shall be made at the expense of ARCH, except that if such examination discloses a discrepancy of ten percent (10%) or more in the amount of Royalties and other payments due ARCH, then Licensee shall reimburse ARCH for the cost of such examination.

F.           Overdue Payments.  Payments due to ARCH under this Agreement shall, if not paid when due under the terms of this Agreement, bear simple interest at the lower of the prime rate of interest (as published by Citibank, N.A. on the date such payment is due) plus * or the highest rate permitted by law, calculated on the basis of a 360 day year for the number of days actually elapsed, beginning on the due date and ending on the day prior to the day on which payment is made in full.  Interest accruing under this Paragraph shall be due to Licensor on demand or upon payment of past due amounts, whichever is sooner.  The accrual or receipt by ARCH of interest under this Paragraph shall not constitute a waiver by Licensor of any right it may otherwise have to declare a default under this Agreement or to terminate this Agreement.

4.           Prosecution and Maintenance of Patents; Patent Costs.

A.           Prosecution and Maintenance.

(1)           ARCH shall be responsible, using any of the following patent counsel, that are acceptable to Licensee:  Arnold, White & Durkee; Dressler, Rocky, Milnamow & Katz, Ltd.; Marshall, O’Toole, Gerstein, Murray, & Borum; or Foley & Lardner for the filing, preparation, registration, prosecution and maintenance of the Licensed Patents.  Licensee shall select patent counsel from the above list, or such other counsel as the parties agree, as patent counsel for maintenance of all patent applications and patents within the Licensed Patents.

(2)           ARCH shall cause such patent counsel to provide Licensee with a list of the countries in which ARCH has filed and/or intends to file applications.  Such list shall be provided to Licensee at least ninety (90) days prior to the expiration of the corresponding United States priority date to allow Licensee to suggest that additional countries be added to the list or that one or more countries be deleted from the list.  ARCH agrees to timely file applications in each of the countries requested by Licensee unless it otherwise notifies Licensee under Paragraph 4.B below.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

(3)           Licensee agrees to cooperate, and agrees to cause its Sublicensees and Affiliates of either to cooperate, with ARCH in the preparation, filing, prosecution and maintenance of the Licensed Patents by disclosing such information as may be necessary for the same and by promptly executing such documents as ARCH may reasonably request in connection therewith.  Licensee and its Sublicensees and Affiliates of either shall bear their own costs in connection with their cooperation with ARCH under this Paragraph.

(4)           ARCH will provide Licensee copies of all material documents received or prepared by ARCH in the prosecution and maintenance of the Licensed Patents.  Licensee shall have reasonable opportunities to advise ARCH concerning, and ARCH shall cooperate with Licensee with respect to, filing, registration, prosecution and maintenance of all patents and patent applications within the Licensed Patents.  “Reasonable opportunities” shall mean that Licensee shall receive from ARCH or its patent counsel copies of all documents and materials relating to filing, registration, prosecution and maintenance of patent applications and patents within the Licensed Patents as soon as is reasonably practical after ARCH has received such documents and materials, and at least forty-five (45) days or the maximum time provided by the Patent Office before any date imposed upon ARCH for action or response with respect to such patent applications and patents.  ARCH agrees to use its best efforts to incorporate into the final version of such documents and materials any reasonable change(s) and/or claims (s) requested by Licensee thereof prior to submission to the applicable government agencies or other parties.  In addition, to avoid any prejudice and added unnecessary costs to Licensee, ARCH shall adhere to the applicable deadlines, and Licensee shall not be responsible for the costs of any time extensions for reasons that are not approved in advance by Licensee.

B.           Licensee’s Rights to Prosecute and Maintain Patents.  ARCH shall notify Licensee in writing of any country(ies) where it either previously declared its intention to file under Paragraph 4.A. and subsequently decided not to file in such country(ies) or previously filed and decided to abandon the patent application or issued patent.  Such notice shall be given so as to allow Licensee a reasonable time, but not less than ninety (90) days, within which to file in countries where ARCH does not intend to file a patent application or is not going to continue the prosecution or maintenance of the application or patent, whichever is relevant.  In all cases where Licensee elects to file, Licensee shall file, prosecute and maintain the applications and patents in ARCH’s name and at Licensee’s expense.  Such applications and patents shall be included in the definition of Licensed Patents for all purposes of this Agreement.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

C.           Patent Costs.  Licensee agrees to pay all necessary and reasonable third party fees and out-of-pocket expenses incurred by ARCH in obtaining and maintaining the Licensed Patents, including those incurred by ARCH pursuant to the terms of the Agreement effective May 26, 1993 by and between ARCH, DFCI and Licensee.  Payment for fees and expenses incurred after the date of this Agreement shall be invoiced to Licensee on a monthly basis and Licensee agrees to pay such invoices within thirty (30) days of receipt.  Licensee also agrees upon reasonable request by ARCH to make timely reasonable estimated advanced payments for the filing of national applications in countries selected by Licensee; provided, that Licensor provides Licensee with invoices for such amounts at least thirty (30) days prior to the date payment must be made by ARCH to a third party.  Documentation received from the third party vendors to support the amounts invoiced, in a form reasonably acceptable to Licensee, shall be included with each invoice.  Licensee shall raise any objections to such amounts invoiced within the thirty (30) day time period for payment.  Invoices for advanced payments shall be reconciled with the advance payments made by Licensee every six (6) months.  Any excess payment by Licensee shall be credited to future patent costs specified in this Paragraph 4.C.

D.           Failure to Pay Patent Costs.  If Licensee declines or fails to make advance payments or pay or reimburse ARCH for any material portion of any reasonable patent fees and expenses (including maintenance fees) as required by Paragraph 4.C. for any application or patent, Licensee’s rights with respect to the applicable applications and patents shall terminate effective sixty (60) days after written notice from ARCH requesting such payment, unless payment in full is made within such time; provided, if Licensee disputes that any portion of such fees are reasonable, it may provide notice to ARCH that it wishes to have such dispute settled by arbitration pursuant to Paragraph 10, and in such event ARCH may not terminate Licensee’s rights with respect to the applicable applications and patents until and unless the arbitrator determines that such fees and expenses were reasonable, in which case Licensee shall pay the unpaid fees and expenses (with interest from the date due) in full within ten days from the date of the arbitrator’s final written determination that such fees and expenses were reasonable and also pay the arbitrators fees incurred in connection with the arbitration.  Such notice can be sent by ARCH at any time after the expiration of the thirty (30) days provided in Paragraph 4.C. for payment of invoices or in the case of advance payments, any time after the date five (5) business days before payment must be made by ARCH to a third party.

5.           Due Diligence and Milestones.

A.           Diligence and Development Expenditures.  Licensee or its Sublicensees shall use commercially reasonable diligent efforts to develop and commercialize Licensed Products.  Through September 30, 2000, “commercially reasonable diligent efforts” shall automatically be deemed to have been met if Licensee achieves the following milestones:

Event	Date
Obtain rights to TNFalpha or alternative therapeutic gene designated by Licensee for use in conjunction with one or more of the Licensed Patents (“Milestone 1”).	3/31/99

File IND for a Licensed Product (“Milestone 2”).
Within 24 months of the Effective Date; provided, however, Licensee need not accomplish Milestone 2 if it has expended at least $* on the development of Licensed Product(s) as of 24 months after the Effective Date.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

The foregoing milestones may be satisfied by Licensee and/or its Affiliates or Sublicensees.

B.           Progress Report.  Within thirty (30) days of the end of each June 30 and January 31 during the term of this Agreement, Licensee shall make a written report to ARCH, in such detail as ARCH may reasonably request, covering the preceding six months and describing the progress of Licensee toward achieving the development and commercialization of Licensed Products.  Licensee agrees to immediately notify ARCH in writing when commercial products are first sold and when Licensee’s obligation to begin making running Royalty payments begins.  When Licensee begins making running Royalty payments, the six month reports required by this Paragraph shall be reduced to a yearly report due by January 31 of each year, covering the preceding year’s commercialization efforts.

6.           Warranties; Disclaimer, Indemnification, Insurance.

A.           ARCH.  ARCH represents and warrants that:  (i) it is the sole and exclusive owner of all right, title and interest in the Licensed Patents; (ii) it has the right to grant the rights and licenses granted herein, and the Licensed Patents are free and clear of any lien, encumbrance, security interest or restriction on license; (iii) it has not previously granted, and will not grant during the term of this Agreement (with the exception of the Regulon Option of March 15, 1993, which has since expired), any right, license or interest in and to the Licensed Patents, or any portion thereof, inconsistent with the license granted to Licensee herein; and (iv) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed Patents.

B.           Disclaimer of Warranties.  Except as expressly provided above, Licensor make no representations or warranties of any kind, express or implied, with respect to the invention(s) claimed in the Licensed Patents or with respect to the Licensed Patents themselves, including but not limited to, any representations or warranties about (i) the validity, scope or enforceability of any of the Licensed Patents; (ii) the accuracy, safety or usefulness for any purpose of any information provided by Licensor to Licensee, its Sublicensees or Affiliates of either, with respect to the invention(s) claimed in the Licensed Patents or with respect to the Licensed Patents themselves and any products developed from or covered by them; (iii) whether the practice of any claim contained in any of the Licensed Patents will or might infringe a patent or other intellectual property right owned or licensed by a third party; (iv) the patentability of any invention claimed in the Licensed Patents; or (v) the accuracy, safety, or usefulness for any purpose of any product or process made or carried out in accordance with or through the use of the Licensed Patents.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

C.           Indemnification.  Licensee agrees, and agrees to cause its Sublicensees and Affiliates of either, to indemnify, defend and hold harmless Licensor, its Affiliates and all trustees, directors, officers, employees, fellows and agents of any of the foregoing (including Licensor and its Affiliates, each an “Indemnified Person”) from and against any and all third party claims, demands, loss, damage, penalty, cost or expense (including attorneys’ and witnesses’ fees and costs) of any kind or nature, arising from the development, production, use, sale or other disposition of Licensed Products and all activities associated therewith by Licensee, its Sublicensees or Affiliates of either, or any use by Licensee and its Sublicensee or Affiliates of information provided by Licensor to Licensee.  Licensee agrees and agrees to use reasonable efforts to cause each of its Sublicensees and Affiliates of either to agree not to sue any Indemnified Person in connection with the development, production, use, sale or other disposition of Licensed Product and all activities associated therewith, except if the Indemnified Person has breached this Agreement.  Licensor shall be entitled to participate, at its option and expense, through counsel of its own selection, and may join in any legal actions related to any such third party claims, demands, losses, damages, costs, expenses and penalties.  Licensee, its Sublicensees and Affiliates of either, shall not enter into any settlement affecting any rights or obligations of any Indemnified Person or which includes an express or implied admission of liability, negligence or wrongdoing by any Indemnified Person, without the prior written consent of such Indemnified Person, which consent shall not be unreasonably withheld.

Licensee agrees, and agrees to cause its Sublicensees and Affiliates of either to indemnify, defend by counsel acceptable to HH1VII, and hold harmless the Howard Hughes Medical Institute, and its trustees, officers, employees, and agents (collectively, “HHMI Indemnified Persons”), from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorney’s fees and other costs and expenses of defense) (collectively, “Claims”), based upon, arising out of, or otherwise relating to this License Agreement, including without limitation, any cause of action relating to product liability.  The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnified Person.  In addition, Licensee and its Sublicensees and Affiliates agree not to settle any Claim against an HHMI Indemnified Person without HHMI’s written consent, where (a) such settlement would include any admission of liability on the part of any HHMI Indemnified Person, (b) such settlement would impose any restriction on any HHMI Indemnified Person’s conduct of any of its activities, or (c) such settlement would not include an unconditional release of all HHMI Indemnified Persons from all liability for claims that are the subject matter of the settled Claim.

D.           Assumption of Risk.  The entire risk as to the performance, safety and efficacy of any invention claimed in the Licensed Patents practiced by Licensee or its Affiliates or Sublicensees or of any Licensed Product made by Licensee or its Affiliates or Sublicensees is assumed by Licensee, its Sublicensees and Affiliates of either, provided that such assumption of the risk shall not apply to the intentional misconduct or gross negligence by Indemnified Persons.  Indemnified Persons shall not, except for their intentional misconduct or gross negligence, be responsible or liable for any injury, loss, or damage of any kind, including but not limited to direct, indirect, special, incidental or consequential damages or lost profits to Licensee, any Sublicensee, Affiliates of either or customers or any of the foregoing, or for any such injury, loss or damage to any other individual or entity, regardless of legal theory based on the development, manufacture, use, sale or other disposition of Licensed Products and all activities associated therewith.  The above limitations on liability apply even though the Indemnified Person may have been advised of the possibility of such injury, loss or damage.  Licensee shall not, and shall require all Sublicensees and Affiliates of either to not, make any agreements, statements, representations or warranties or accept any liabilities or responsibilities whatsoever with regard to any person or entity which are inconsistent with this Paragraph.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

E.           Insurance.  At such time as any product, process or service relating to, or developed pursuant to this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee or agent of Licensee, Licensee shall, at its sole cost and expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnified Persons, including HHMI Indemnified Persons, as additional insureds.  Such comprehensive general liability insurance shall provide (a) product liability coverage, and (b) broad form contractual liability coverage for Licensee’s indemnification under Paragraph 6.C. of this Agreement.  If Licensee elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate), such self-insurance program must be reasonably acceptable to the Licensor and DFCI’s associated Risk Management Foundation.  The minimum amounts of insurance coverage required under these provisions shall not be construed to create a limit of Licensee’s liability with respect to its indemnification obligation under Paragraph 6.C. of this Agreement.  Licensee shall provide Licensor with written evidence of such insurance upon written request.  Licensee shall provide the Licensor with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material reduction in the extent of such insurance; if Licensee does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, Licensors shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without any notice or additional waiting periods.  Licensee shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee or agent of Licensee, and (ii) a reasonable period after the period referred to in (i) above which in no event shall be less than fifteen (15) years.

7.           Confidentiality.

A.           Confidentiality, Publications and Data Access.  All information submitted by one party to the other concerning the invention(s) claimed in the Licensed Patents and Licensed Products identified as confidential at the time of disclosure shall be considered as confidential (“Confidential Information”) and shall be utilized only pursuant to the licenses granted hereunder.  Subject to Paragraph 7(d) below, during the term of this Agreement and for a period of ten (10) years thereafter, neither party shall disclose to any third party any Confidential Information received from the other party without the specific written consent of such party.  The foregoing shall not apply where such Information a) was or becomes public through no fault of the receiving party, b) was, at the time of receipt, already in the possession of receiving party as evidenced by its prior written records, c) was obtained from a third party legally entitled to use and disclose the same, d) is independently developed by the receiving party without use of any Confidential Information of the disclosing party, or e) is required by law to be disclosed to a court or governmental agency.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

B.           Permitted Use and Disclosures.  Notwithstanding Paragraph 7.A above, each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party’s confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

C.           Confidential Terms.  Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other parry; provided, disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a party’s accountants, attorneys and other professional advisors.

D.           Publications.  Licensor shall provide to Licensee copies of any proposed written publication by Licensor containing any Confidential Information and, to the extent Licensor is aware of them, proposed publications containing any information relating to the Licensed Patents.  Licensee agrees to use reasonable efforts to provide copies of any proposed written publication containing any information relating to the Licensed Patents of Licensee, its Sublicensees and Affiliates of either of them to Licensor.  The parties shall provide copies of such proposed written publications at least thirty(30) days in advance of publication.  In addition, the topic and contents of any proposed oral disclosures regarding the Licensed Patents which will be made to third persons by Licensor shall be disclosed in writing to Licensee at least thirty (30) days prior to any proposed oral presentation.  The receiving party may object to such proposed publication or disclosure within thirty (30) days of receipt of the publication or disclosure on the grounds that (i) it contains patentable subject matter that needs patent protection or (ii) that the publication contains Confidential Information of the objecting party.  At the request of the objecting party, Confidential Information of such party shall be deleted from the publication or oral disclosure.  If the objecting party decides to seek patent protection, the proposed publication or disclosure shall be delayed for up to a period of thirty (30) additional days to permit the preparation and filing of appropriate patent applications.

8.           Infringement.  In the event of an infringement of a Licensed Patent the following shall apply:

A.           Notice.  Each party shall give the others written notice if one of them becomes aware of any infringement by a third party of any Licensed Patent.  Upon notice of any such infringement, the parties shall promptly consult with one another with a view toward reaching agreement on a course of action to be pursued.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

B.           Licensee’s Right to Bring Infringement Action.

(1)           If a third party infringes any patent included in the Licensed Patents within the Field, Licensee shall have the first right, but not the obligation, to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise.  Licensee agrees to notify ARCH of its intention to bring an action or proceeding prior to filing the same (or responding to any declaratory judgment action) and in sufficient time to allow ARCH the opportunity to discuss with Licensee the choice of counsel for such matter.  Licensee agrees to hire counsel reasonably acceptable to ARCH.  Licensee shall keep ARCH timely informed of material developments in the prosecution or settlement of such action or proceeding.  Licensee shall be responsible for all costs and expenses of any action or proceeding against infringers which Licensee initiates.  Licensor shall cooperate fully in such action, including without limitation, by joining as a party plaintiff if required to do so by law to maintain such action or proceeding, and by executing and making available such documents as Licensee may reasonably request.  Licensee agrees to promptly reimburse Licensor for its reasonable third party out-of-pocket fees and expenses incurred in joining an action or proceeding or cooperating with Licensee.  Licensor may be represented by counsel in any such legal proceedings, at Licensor’s own expense, acting in an advisory but not controlling capacity.

(2)           The prosecution, settlement, or abandonment of any action or proceeding under Paragraph 8.B.(1) shall be at Licensee’s reasonable discretion provided that Licensee shall not have any right to surrender any of Licensor’s rights to the Licensed Patents.

(3)           Except as provided herein, all amounts of every kind and nature recovered from an action or proceeding of infringement by Licensee shall belong to Licensee.  After deduction of the fees and expenses of both parties to this Agreement, any remaining amounts recovered shall be considered Net Sales under this Agreement and subject to Royalty payments in accordance with Paragraph 3.B.

C.           Licensor’s Right to Bring Infringement Action.  If a third party infringes any patent included in the Licensed Patents within the Field, and Licensor wish to initiate a legal proceeding against such infringement, Licensor shall first notify Licensee in writing and may request that Licensee bring an action or proceeding against the infringing third party; provided, within sixty (60) days of receiving such notice Licensee’s patent counsel shall notify ARCH of Licensee’s plans for abating such infringement.  If Licensee declines or fails to bring such an action or proceeding within one hundred and eighty (180) days of receipt of the notice, Licensor shall have the right, at its discretion, to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise.  Licensee shall cooperate fully by joining as a party plaintiff if required to do so by law to maintain such action and by executing and making available such documents as Licensor may reasonably request.  Except as specifically provided in this Paragraph, Licensor shall have the right to retain all amounts recovered of every kind and nature.  Amounts recovered by Licensor shall not be considered Net Sales under this Agreement and shall not give rise to royalty payments under Paragraph 3.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

9.           Termination.

A.           Term.  Unless terminated earlier, this Agreement shall expire on the expiration date of the last to expire of the Licensed Patents.  The term of this Agreement shall commence on the Effective Date, and unless earlier terminated as provided herein, shall continue in full force and effect on a country-by-country and Licensed Product-by-Licensed Product basis until there are no remaining royalty payment obligations in a country, at which time the Agreement shall expire in its entirety in such country.

B.           ARCH’s Right to Terminate.  ARCH shall have the right to terminate this Agreement as follows, in addition to all other available remedies:

(1)           Subject to Paragraph 9.C, if Licensee fails to make any royalty or other payment when due, this Agreement shall terminate effective thirty (30) days after ARCH’s written notice to Licensee to such effect, unless Licensee makes such payment within such thirty (30) days.

(2)           Subject to Paragraph 9.C, if Licensee fails to observe any other material obligation of this Agreement, this Agreement shall terminate effective ninety (90) days after ARCH’s written notice to Licensee describing such failure, unless Licensee cures such failure within such ninety (90) days.

(3)           If Licensee shall have filed by or against it a petition under any bankruptcy or insolvency law and such petition is not dismissed within sixty (60) days of its filing, or if Licensee makes an assignment of all or substantially all of its assets for the benefit of its creditors Licensor may terminate this Agreement by written notice effective as of the (i) date of filing by Licensee of any such petition, (ii) date of any such assignment to creditors, or (iii) end of the sixty (60) days if a petition is filed against it and not dismissed by such time, whichever is applicable.

(4)           If Licensee shall be dissolved, liquidated or otherwise ceases to exist due to insolvency, other than for reasons specified in Paragraph 9. B(3) above, this Agreement shall automatically terminate as of (i) the date articles of dissolution or a similar document is filed on behalf of Licensee with the appropriate government authority, or (ii) the date of establishment of a liquidating trust or other arrangement for the winding up of the affairs of Licensee.

C.           Termination for Cause.  If any party materially breaches this Agreement, the Licensee, if Licensor is the breaching party, or ARCH, if Licensee is the breaching party, may elect to give the breaching party written notice describing the alleged breach.  If the breaching party has not cured such breach within sixty (60) days after receipt of such notice, the notifying party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately; provided, however, if either party receives notification from the other of a material breach and if the party alleged to be in default notifies the other party in writing within thirty (30) days of receipt of such default notice that it disputes the asserted default, the matter will be submitted to arbitration as provided in Article 10 of this Agreement.  In such event, the nonbreaching party shall not have the right to terminate this Agreement until it has been determined in such arbitration proceeding that the other party materially breached this Agreement, and the breaching party fails to cure such breach within ninety (90) days after the conclusion of such arbitration proceeding, including any appeal subject to Section 10.B.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

D.           Licensee’s Right to Terminate.  Licensee may terminate this Agreement as to any of the patent applications and/or patents within the Licensed Patents and/or any country at any time by giving ARCH ninety (90) days prior written notice.

E.           Effect of Termination.

(1)           Accrued Rights and Obligations.  Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other parry or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

(2)           Stock on Hand.  In the event this Agreement is terminated for any reason, Licensee and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose of the stock of any Licensed Product subject to this Agreement then on hand, subject to Article 3.

(3)           Sublicensees.  Upon termination of this Agreement for any reason, any sublicense not then in default shall continue in force and effect and shall be assigned by Licensee to Licensors; provided, the financial obligations of each Sublicensee to Licensors shall be limited to the amounts Licensee shall be obligated to pay to Licensors for the activities of such Sublicensee pursuant to this Agreement.

F.           Survival.  The provisions of (i) Licensee’s obligation to pay Royalties and Patent Costs accrued prior to the date of termination and which were not paid or payable before termination, along with the report of Net Sales and record keeping required by Paragraphs 3.D and E, and (ii) Paragraphs 6, 7, 9.E, 9.F, 10 and 11 shall survive termination of this Agreement for any reason.

10.          Arbitration.  If the parties cannot satisfactorily settle any claim, disagreement or controversy arising out of or related to this Agreement or its interpretation, performance, nonperformance, breach or their respective rights and obligations hereunder, such disagreement shall, at the request of either party, be settled by arbitration as follows:

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

A.           Panel.  All such disputes shall be referred to an arbitration panel comprised of three persons, one to be selected by each party hereto and the third selected by the first two.  The arbitrators shall be persons involved in and familiar with the licensing and technology transfer field.  Each party shall select an arbitrator within twenty (20) days of request for arbitration by either party.  The first two arbitrators shall select the third member of the panel within fifteen (15) days after their selection.  The arbitration shall be held as soon as is reasonably possible after selection of the arbitration panel.  The proceedings shall be held in an informal manner as reasonably determined by the arbitrators.  Except for the right of appeal as set forth in Section 10.B below, the parties shall be bound by a decision of the arbitration panel with respect to the matter in dispute.  All proceedings of the arbitration panel shall be held in Chicago, Illinois.  The panel’s costs and fees shall be borne by the losing party if the arbitrators designate one party as the losing party.

B.           Appeals.  There shall be no appeal from an arbitration panel’s unanimous decision.  In the event of a majority decision by the arbitration panel, a dissatisfied party may appeal the panel’s decision to the American Arbitration Association (AAA) for an independent, final, binding decision.  All appeals shall be heard in Chicago, Illinois.  The dissatisfied party must make such an appeal within thirty (30) days after receipt of the arbitration panel’s decision and if it loses the appeal must bear the parties’ expenses and costs for such appeal.  The AAA is hereby authorized to make arrangements for such appeal, to be held under the procedures provided by its arbitration rules.  Judgment upon any award rendered by all or a majority of the appeal arbitrators or a unanimous judgment of the initial panel, may be entered in any court of competent jurisdiction, after any and all applicable appeal periods have passed.

C.           Not Applicable to HIM.  This Paragraph 10 does not apply to any such claims, disagreements, or controversies involving HHMI.

11.           Miscellaneous.

A.           Marking.  Licensee shall and agrees to cause its Sublicensees and Affiliates of either, to place in a conspicuous location on Licensed Product (or its packaging where marking the Product is physically impossible) sold to third parties, a patent notice in accordance with the laws concerning the marking of patented articles in the country in which such articles are sold.

B.           United States Manufacture.  Licensee agrees that, to the extent required by 35 United States Code Section 204, any Licensed Products sold in the United States will be manufactured substantially in the United States of America.

C.           Export Regulations.  To the extent that the United States Export Control Regulations are applicable, neither Licensee nor Licensor shall, without having first fully complied with such regulations, (i) knowingly transfer, directly or indirectly, any unpublished technical data obtained or to be obtained from the other party hereto to a destination outside the United States, or (ii) knowingly ship, directly or indirectly, any product produced using such unpublished technical data to any destination outside the United States.

D.           Entire Agreement, Amendment, Waiver.  This Agreement together with the Schedules attached hereto constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior written or oral agreements or understandings (express or implied) between them concerning the same subject matter.  This Agreement may not be amended or modified except in a writing signed by duly authorized representatives of each party.  No waiver of any default hereunder by any party or any failure to enforce any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

E.           Notice.  Any notice required or otherwise made pursuant to this Agreement shall be in writing, sent by registered or certified mail properly addressed, or by facsimile with confirmed answer-back, to the other party at the address set forth below or at such other address as may be designated by written notice to the other parties.  Notice shall be deemed effective three (3) business days following the date of sending such notice if by mail, on the day following deposit with an overnight courier, if sent by overnight courier, or upon confirmed answer-back if by facsimile.

If to ARCH:

ARCH Development Corporation
1101 East 58th Street
Chicago, Illinois 60637
Attention:  President

If to Licensee:

GenVec, Inc.
12111 Parklawn Drive
Rockville, MD 20852
Attention:  President
With a copy to:  Vice President, Corporate Development

F.           Assignment.  This Agreement shall be binding on the parties hereto and upon their respective successors and assigns.  ARCH may assign this Agreement at any time to a third party that performs a similar role as ARCH for the University on written notice to Licensee and to any other party with the written approval of Licensee, said approval not to be unreasonably withheld.  This Agreement shall not be assignable by Licensee without prior written consent from ARCH, which consent shall not to be unreasonably withheld; provided, however, that Licensee may assign this Agreement without such consent in connection with a transfer of all or substantially all of its assets, whether by sale, merger, operation of law or otherwise.  In the event of any permitted assignment, the assignee shall be substituted for the assigning party as a parry hereto, and the assigning party shall no longer be bound hereby by the other parties.

G.           Governing Law.  The interpretation and performance of this Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be fully performed in that state.

H.           The University.  This Agreement is entered into by ARCH in its own private capacity and not on behalf of the University, nor as its contractor or agent.  It is understood and agreed that the University is not a party to this Agreement and is not liable for nor assumes any responsibility or obligation under this Agreement, and is not liable for any action or lack thereof by ARCH.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

I.            Advertising.  Each party agrees not to use the name of the other party in any commercial activity, marketing, advertising or sales brochures except with the prior written consent of the other party, which consent may be granted or withheld in such party’s sole discretion.  Licensee agrees not to use, and shall prohibit its Sublicensees and the Affiliates of either from using, the name of HHMI, the University or any of the inventor(s) in any commercial activity, marketing, advertising or sales brochures, except to the extent required by law.

J.            Independent Contractors.  The relationship of the parties hereto is that of independent contractors.  The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

K.           Right to Develop Independently.  Nothing in this Agreement will impair Licensee’s right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Licensed Patents or to market and distribute Licensed Products or other products based on such other intellectual property and technology.

L.            Force Majeure.  Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the non-performing party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

M.          LIMITATION OF LIABILITY.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

N.           Severability.  In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision.  The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement.

O.           Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

P.           HHMI.  HHMI is not a party to this License Agreement and has no liability to any licensee, Sublicensee, or user of any technology covered by this License Agreement, but HHMI is an intended third-party beneficiary of this License Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective duly authorized officers or representatives on the date first above written.

ARCH DEVELOPMENT CORPORATION		GENVEC, INC.

By:		By:
	Its: CEO		Its: Vice President/Corporate Development

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Schedule A

*

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission